SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                General Motors Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                           GENERAL MOTORS

                                           Notice of Annual Meeting
                                           of Stockholders
                                           and Proxy Statement

               [LOGO]

       Annual Meeting
         June 1, 1998
        Hotel du Pont
11th & Market Streets
 Wilmington, Delaware
                         4000-PS-98

                           GENERAL MOTORS CORPORATION

                            NOTICE OF ANNUAL MEETING
                                                                  April 20, 1998

Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 10:00 a.m. local time on Monday, June 1, 1998, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware.

     PURPOSE OF THE MEETING -- As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 15 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for
                 1998;

     ITEMS NO. 3 THROUGH 7--to act upon five stockholder proposals (if they are properly presented at the meeting).

     VOTING -- If you are a holder of record of Common Stock, $1 2/3 par value ("Common Stock"), or Class H Common Stock, $0.10 par value ("Class H Common Stock"), as of the close of business on April 2, 1998, you are entitled to vote at the meeting. Please read the attached Proxy Statement carefully for information on the matters that the meeting will consider and vote on.

     For this year's annual meeting, General Motors is providing you the additional options of voting your proxy by telephone or the Internet. Stockholders can vote by calling a toll-free number or by using the Internet or you can choose to mail your signed proxy card to GM's tabulator in the envelope provided. If you choose to vote electronically, your voting instructions will be confirmed before your telephone or Internet connections terminate.

     Delaware law requires that a list of all stockholders entitled to vote at the 1998 annual meeting must be available for examination. Such a list will be available at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 2nd Floor, Wilmington, Delaware, for ten days before the meeting, between 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     FORMAT OF THE 1998 ANNUAL MEETING -- We plan to conduct a short meeting focused on business items, including electing directors, voting on management and stockholder proposals, and related discussion. After that, we will provide time for your questions and comments.

     If you and your immediate family members plan to attend the annual meeting, please enclose a note with your proxy indicating the number of tickets you will need. If you have voted electronically and wish to attend the annual meeting, please use the return envelope provided to order your tickets but do not enclose your proxy. Please include your return address so that we can mail the admittance tickets to you. If you do not receive your tickets by mail, you may request tickets at the door. However to make certain that there is enough room for everyone who wants to attend, we strongly urge you to obtain your tickets in advance.

     STOCKHOLDER COMMUNICATIONS -- In addition to the annual meeting, we will continue to hold our regional Stockholder Forums throughout the year. These meetings, held in various locations around the country, provide a less formal way for you to discuss General Motors with top management. The 1999 series of Forums will be announced in the September issue of StockHolder News. Also, we will continue to provide you with information about the Corporation as well as your individual accounts through our toll-free number (1-800-331-9922). You can also receive information about your GM stock and the Corporation on GM's home page on the Internet, www.gm.com.

     IF YOU ARE GOING TO VOTE BY MAIL, PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. IF YOUR VOTE IS THE SAME AS THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU DO NOT HAVE TO MARK ANY BOXES. JUST SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                            Cordially,

       /s/ Nancy E. Polis    /s/ John F Smith Jr
             Secretary           Chairman, Chief Executive Officer and President

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Selecting Candidates to Serve on the Board of Directors..............   iii
  Director Compensation................................................   iii
  Committees of the Board of Directors.................................    iv

Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     2
  Report of the Executive Compensation Committee.......................    11
  Executive Compensation Tables........................................    16
  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche LLP
                 as independent public accountants for the year 1998...    24
  ITEM NO. 3--   Stockholder proposal to limit director service........    24
  ITEM NO. 4--   Stockholder proposal to provide for cumulative
                 voting................................................    26
  ITEM NO. 5--   Stockholder proposal regarding greenhouse gas
                 emissions.............................................    28
  ITEM NO. 6--   Stockholder proposal regarding dealings with China
                 and the former Soviet Union...........................    31
  ITEM NO. 7--   Stockholder proposal to limit board memberships.......    33
  Expenses of Solicitation.............................................    35
  Other Matters........................................................    35

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although you may not be able to attend the annual meeting in person, you have the opportunity to vote by using the proxy solicited by the Board of Directors which is enclosed with this document. After you sign and return your proxy form or vote by telephone or the Internet, the Proxy Committee will vote your shares according to your instructions. You can indicate your choices by marking the enclosed proxy. If you sign and return your proxy and do not specify a choice, your shares will be voted as the Board of Directors has recommended. If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     By signing and returning the proxy forms or by voting electronically, you will authorize the Proxy Committee to vote your shares of common stock as you direct and on any matters that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of three executive officers of the Corporation; J. F. Smith, Jr., H. J. Pearce, and
J. M. Losh, each of whom is authorized to act on behalf of the Committee.

     As a matter of policy General Motors believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting, the Board of Directors will submit its nominees for election as directors. In addition, GM's By-laws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee of the Board of Directors. The Board of Directors also may submit other matters for your approval at the annual meeting.

     In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals. We have been asked from time to time why the Board opposes the stockholder proposals included in the Proxy Statement.

     THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN WE AGREE WITH A PROPOSAL AND THINK IT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS, IT USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     The Corporation, over the years, has adopted a number of stockholder proposals and other suggestions. For 1998, Mr. Nick Rossi of Boonville, California submitted a proposal on appointing independent directors to all key Board Committees. Based on the receipt of further information concerning GM's governance practices, Mr. Rossi withdrew his proposal.

     The deadline for including a proposal in the Corporation's Proxy Statement for the 1999 Annual Meeting is December 21, 1998. Any proposals intended to be presented at the 1999 meeting must be received by the Corporation on or before that date.

DIRECTORS

     The Board of Directors held a total of 12 meetings in 1997. It is currently composed of 16 members, one of whom is not standing for reelection. As provided under the Director Retirement Policy, Mrs. Anne L. Armstrong will be retiring as of the date of the 1998 annual meeting. At the request of the Board of Directors, Mr. John G. Smale will stand for election as an exception to the Director Retirement Policy. If you elect all 15 nominees at the 1998 annual meeting, the Board will be composed of 13 directors who have never been employed by General Motors and two who are currently officers of the Corporation.

     In addition to being members of the Board, most directors served on one or more of its seven standing Committees, which cover a total of 45 memberships. (Please refer to "Committees of the Board of Directors" commencing on page iv for information concerning each Committee's responsibility and current membership.) Directors spend a considerable amount of time preparing for Board and Committee meetings and from time to time are called upon for their counsel between meetings. In 1997, average attendance at Board and Committee meetings was 92%.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

     Under the Corporation's By-laws, each year prior to the annual meeting of stockholders the Committee on Director Affairs recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for John F. Smith, Jr. and Harry J. Pearce, who are employees of the Corporation, all candidates nominated by the Board of Directors have been determined to be "Independent Directors" as defined under
Section 2.12 of the Corporation's By-laws. (If you would like a copy of GM's By-laws, please write to the Secretary, General Motors Corporation, 100 Renaissance Center, P.O. Box 100, Detroit, Michigan 48265-1000.)

     To recommend an individual for Board membership, write to the Secretary at the address given above. If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page ii), you must give the Corporation written notice. Such notice must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days before the date of the annual meeting. For the 1999 Annual Meeting, such notice must be received between December 9, 1998 and February 7, 1999.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Messrs. Smith and Pearce are employees of the Corporation, they do not receive director fees. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program or the Retirement Programs for certain General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. The fees paid to non-employee directors are as follows:

                                                     Fee Per Meeting
                                Annual Retainer         Attended                Stock Based Compensation
                                ---------------      ---------------      -------------------------------------
                                                                          $14,000 Restricted Stock Unit grant
Board........................       $26,000              $ 1,000          (a)
Committees (Excluding the
  Executive Committee)
     Chair...................       $11,000              $   750
     Member..................       $ 6,000              $   750
Executive Committee..........             x              $   750
Special per diem (b).........             x              $ 1,000
Annual Stock Grant (c).......                                              $10,000 Restricted Stock Unit grant
                                                                            OR 1,000 share stock option grant

(a) Non-employee directors are required to defer $14,000 of their annual retainer in units of GM common stocks under the General Motors Deferred Compensation Plan for Non-Employee Directors. In addition, under this plan directors may also elect to defer all or a portion of their remaining compensation in cash or units of GM common stocks.

(b) Fee for special services and assignments requiring a director's attendance outside the scope of ordinary Board and Committee activities.

(c) Under the GM Non-Employee Director Long-Term Stock Incentive Plan, eligible non-employee directors annually elect to receive either a stock option for 1,000 shares of Common Stock or Restricted Stock Units for $10,000 of Common Stock. Beginning January 1, 1999, stock options and Restricted Stock Units will be split 90% Common Stock and 10% Class H Common Stock.

     Restricted Stock Units under both the Deferred Compensation and Stock Incentive Plans are credited with dividend equivalents in the form of additional stock units of the same class. Amounts deferred under either plan are generally not available until after the director retires from the Board at age 70. After the director leaves the Board, payment under both plans will be made in cash based on the number of stock units and the market price of the related GM stock at the time of payment.

     Mr. John G. Smale is Chair of the Board's Executive Committee, for which he is paid $200,000 annually. In this capacity he serves as an ex-officio member of each of the standing committees of the Board; he does not receive additional compensation for ex-officio service.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met four times in 1997. The Committee reviews the scope and results of the audits, the notice and application of accounting principles, and the effectiveness of internal controls. In its oversight role, it assures that management fulfills its responsibilities in preparing the financial statements.

Membership:     Dennis Weatherstone (Chair)             John H. Bryan                  John G. Smale
                Anne L. Armstrong                       Ann D. McLaughlin              Louis W. Sullivan
                Percy N. Barnevik                       Eckhard Pfeiffer

     CAPITAL STOCK COMMITTEE met five times in 1997. The Committee oversees the relationship between General Motors and its wholly owned subsidiary Hughes Electronics Corporation to ensure that transactions between the two companies are in the best interests of each corporation and are fair to the holders of both classes of GM's common stock.

Membership:     Thomas H. Wyman (Chair)                 Ann D. McLaughlin              John G. Smale
                John H. Bryan                           Eckhard Pfeiffer               Dennis Weatherstone
                George M. C. Fisher

     COMMITTEE ON DIRECTOR AFFAIRS met two times in 1997. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size and composition of the Board. The Committee is also responsible for periodically reviewing GM's guidelines for corporate governance and proposing improvements.

Membership:     J. Willard Marriott, Jr. (Chair)        Thomas E. Everhart             John G. Smale
                Anne L. Armstrong                       Charles T. Fisher III          Thomas H. Wyman

     EXECUTIVE COMMITTEE met three times in 1997. The members of the Committee are the chairs of the other standing Committees, plus the chair of the Committee, who is designated by the Board and cannot be the chair of any other standing Committee. The chair is also an ex-officio member of each of the other standing Committees of the Board. Between Board meetings, the Committee can exercise all of the powers and authority of the entire Board.

Membership:     John G. Smale (Chair)                   J. Willard Marriott, Jr.       Dennis Weatherstone
                John H. Bryan                           Ann D. McLaughlin              Thomas H. Wyman

     EXECUTIVE COMPENSATION COMMITTEE met seven times in 1997. The Committee determines the compensation of senior executives, including all officers of the Corporation, and approves any benefit or incentive compensation plan of the Corporation or its major subsidiaries. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.

Membership:     John H. Bryan (Chair)                   J. Willard Marriott, Jr.       Dennis Weatherstone
                George M. C. Fisher                     John G. Smale                  Thomas H. Wyman

     INVESTMENT FUNDS COMMITTEE met three times in 1997. The Committee serves as the named fiduciary of all GM's and its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act (ERISA).

Membership:     Thomas H. Wyman (Chair)                 John G. Smale
                Charles T. Fisher III                   John F. Smith, Jr.
                J. Willard Marriott, Jr.

     PUBLIC POLICY COMMITTEE met six times in 1997. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Matters reviewed by this Committee include research and development, automotive safety, environmental matters, diversity, health care, trade, and economic development. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.

Membership:     Ann D. McLaughlin (Chair)               Thomas E. Everhart             John G. Smale
                Anne L. Armstrong                       Charles T. Fisher III          Louis W. Sullivan
                Percy N. Barnevik

                           GENERAL MOTORS CORPORATION
       100 RENAISSANCE CENTER, P.O. BOX 100, DETROIT, MICHIGAN 48265-1000

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 1998

     This Proxy Statement is provided in connection with soliciting, by order of the Board of Directors of General Motors Corporation, proxies to be used at the annual meeting of stockholders of the Corporation. The accompanying proxy card enclosed with this Statement represents your holdings of Common Stock and Class H Common Stock in the registered account name shown. We expect that this Proxy Statement and the enclosed proxy will be mailed on or after Monday, April 20, 1998, to each stockholder entitled to vote.

     The proxy card permits you to specify your intent to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and your intent to vote for or against, or abstain from voting upon, each of the six proposals. After you have signed and returned the enclosed proxy card, you may revoke it at any time until it is voted at the annual meeting, either by sending a written notice of revocation or a subsequent proxy card, or by voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     If you participate in General Motors' stock plans for employees -- the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Savings-Stock Purchase Program, the Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan, the Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan, the Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan, the Hughes Thrift and Savings Plan, the Saturn Individual Savings Plan for Represented Members, the Saturn Personal Choices Savings Plan for Non-Represented Members (the "Saturn PCSP"), or the GMAC Mortgage Corporation Savings Incentive Plan, your proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans. If you do not provide instructions via your proxy card with respect to stock in the GM S-SPP, the GM PSP, the Saturn Individual Savings Plan for Represented Members and the Saturn PCSP, those shares may be voted by the trustee, plan committee or independent fiduciary at their discretion. For all the other plans named above, the shares will not be voted unless you sign and return the proxy card.

     If you participate in any of these plans or maintain other accounts under more than one name (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or alternatively vote all these shares by telephone or the Internet.

     Brokers, dealers, banks, voting trustees, and their nominees who want a supply of the Corporation's proxy soliciting material to send to beneficial owners should write to:

        General Motors Corporation
        c/o Morrow & Co., Inc.
        909 Third Avenue, 20th Floor
        New York, NY 10022-4799.

     The Board of Directors designated April 2, 1998, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 668,430,118 shares of Common Stock and 104,637,584 shares of Class H Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote and each share of Class H Common Stock entitles the holder to 0.6 vote.

     Except for Item 1, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item 1, the election of directors, is somewhat different; the 15 candidates who receive the most votes will be elected to the 15 available memberships on the Board. If you return a signed proxy form or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

                                   ITEM NO. 1
                      Nomination and Election of Directors

     The Proxy Committee will vote your shares for the 15 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. If any nominees for directors become unavailable, which we do not anticipate, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Pursuant to the Director Retirement Policy of the Board of Directors, Mrs. Anne L. Armstrong is not standing for re-election. Mrs. Armstrong joined the Board in 1977 following service as U.S. Ambassador to Great Britain. She is currently a member of the Audit, Director Affairs and Public Policy Committees.

     Ms. Karen Katen is the only nominee who was elected a director of General Motors since the last annual meeting of stockholders.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information about each nominee's principal occupation or employment and other affiliations and about the Common Stock and Class H Common Stock beneficially owned at February 28, 1998, has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

PERCY N. BARNEVIK
               AGE  57  JOINED GM BOARD 1996   COMMITTEES -- Audit, Public
                                               Policy

               Chairman, ABB Asea Brown Boveri Ltd., Zurich, Switzerland, serving electric power generation, transmission, and distribution customers as well as industrial, environmental control, and mass transit markets
               DIRECTORSHIPS -- ABB Asea Brown Boveri Ltd., E. I. du Pont de Nemours and Company; Chairman of Investor AB and Chairman of Sandvik AB
               AFFILIATIONS -- Co-Chairman, the U.S.-Europe-Poland Commission; Member of the Foreign Investment Council to the Prime Minister of Russia, Board of World Economic Forum Foundation, European Round Table of Industrialists, the Advisory Board of the Council on Foreign
               Relations, the Center for Strategic and International Studies, Advisory Councils at the Graduate School of Stanford University, Wharton School of Business Administration, and Humboldt University (Berlin)

JOHN H. BRYAN
               AGE  61  JOINED GM BOARD 1993   COMMITTEES -- Executive
                                               Compensation (Chair), Audit,
                                               Capital Stock, Executive

               Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL
               DIRECTORSHIPS -- Sara Lee Corporation, Amoco Corporation, First Chicago NBD Corporation and its subsidiary, First National Bank of Chicago
               AFFILIATIONS -- Member of The Business Roundtable and The Business Council, President's Committee on the Arts and Humanities; Member of the Board and past Chairman of Catalyst; Trustee of the University of Chicago and the Committee for Economic Development; Vice Chairman of the Art Institute of Chicago

THOMAS E. EVERHART
               AGE  66  JOINED GM BOARD 1989   COMMITTEES -- Director
                                               Affairs, Public Policy

               President Emeritus and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena, CA
               DIRECTORSHIPS -- Hewlett-Packard Corporation, Saint-Gobain Corporation, Reveo, Inc., and Raytheon Corporation AFFILIATIONS -- Member of the Board of the Corporation for National Research Initiatives; Senior Scientific Advisor to the Chair of the W. M. Keck Foundation; Member of National Academy of Engineering Council and Executive Committee, Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee

CHARLES T. FISHER III
               AGE  68  JOINED GM BOARD 1972   COMMITTEES -- Director Affairs,
                                               Investment Funds, Public
                                               Policy

               Retired Chairman and President of NBD Bancorp, Inc. and its subsidiary NBD Bank, N.A., Detroit, MI
               DIRECTORSHIPS -- Hughes Electronics Corporation, AMR Corporation and its subsidiary American Airlines, Inc., First Chicago NBD Corporation and its subsidiary First National Bank of Chicago
               AFFILIATIONS -- Trustee of Citizens Research Council of
               Michigan

GEORGE M. C. FISHER
               AGE  57  JOINED GM BOARD 1996   COMMITTEES -- Capital Stock,
                                               Executive Compensation

               Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, NY, since December 1, 1993. Held additional office of President (December 1993-96); Chairman and Chief Executive Officer, Motorola, Inc. (1990-93)
               DIRECTORSHIPS -- Eastman Kodak Company and AT&T Corporation AFFILIATIONS -- Chairman of the Boards of University of Illinois Foundation and the U.S. China Business Council; Member of The Business Roundtable and Vice Chairman of The Business Council; Member of the Advisory Council for Trade Policy and Negotiations (ACTPN)

KAREN KATEN
               AGE  48  JOINED GM BOARD 1997

               President of the Pfizer U.S. Pharmaceuticals Group, the principal operating division of Pfizer, Inc. New York, NY, since 1995, and Executive Vice President of the global Pfizer Pharmaceuticals Group (1993-95) and Corporate Vice President (since 1992)
               DIRECTORSHIPS -- Harris Corporation
               AFFILIATIONS -- Member of the Council of the Graduate School of Business, University of Chicago, Board of the National Coalition of Hispanic Health and Human Services Organizations, the American Bureau for Medical Advancement in China, the Women's Forum, Inc., the National Pharmaceutical Council, and the United Way Tri-State

J. WILLARD MARRIOTT, JR.
               AGE  66  JOINED GM BOARD 1989   COMMITTEES -- Director Affairs
                                               (Chair), Executive, Executive
                                               Compensation, Investment Funds

               Chairman and Chief Executive Officer, Marriott International, Inc., Washington, DC, since October 1993; President (October 1993-March 1997); Chairman, President and Chief Executive Officer, Marriott Corporation (1985-93)
               DIRECTORSHIPS -- Marriott International, Inc., Host Marriott Corporation and Host Marriott Services Corporation AFFILIATIONS -- Director of the U.S.-Russia Business Council; Serves on Board of Trustees of National Geographic Society and Georgetown University; Member of The Business Council and The Business Roundtable

ANN D. MCLAUGHLIN
               AGE  56  JOINED GM BOARD 1990   COMMITTEES -- Public Policy
                                               (Chair), Audit, Capital Stock,
                                               Executive

               Chairman, The Aspen Institute; Former U.S. Secretary of Labor (1987-89); President, Federal City Council, Washington, DC (1990-95)
               DIRECTORSHIPS -- AMR Corporation and its subsidiary American Airlines, Inc., Fannie Mae, Harman International Industries, Host Marriott Corporation, Donna Karan International, Inc., Kellogg Company, Nordstrom, Potomac Electric Power Company, Sedgwick Group plc, Union Camp Corporation and Vulcan Materials Company
               AFFILIATIONS -- The Public Agenda Foundation and The Conservation Fund

HARRY J. PEARCE
               AGE  55  JOINED GM BOARD 1996

               Vice Chairman, Board of Directors since January 1, 1996, with responsibility for Public Policy Center, the Enterprise Activities Group, Global Human Resources and the GM University, Diversity Initiatives, Information Systems & Services, Worldwide Communications, Office of the Secretary, GM Locomotive Group, Allison Transmission Division and Hughes Electronics Corporation; Executive Vice President (1994-95); Executive Vice President and General Counsel (1992-94), Vice President and General Counsel (1987-92); Joined General Motors Corporation in 1985
               DIRECTORSHIPS -- Hughes Electronics Corporation, Marriott International, Inc. and MDU
               Resources Group, Inc.
               AFFILIATIONS -- Member of The Conference Board, Northwestern University School of Law Dean's Advisory Council, and Board of Visitors, United States Air Force Academy; Trustee, Howard University

ECKHARD PFEIFFER
               AGE  56  JOINED GM BOARD 1996   COMMITTEES -- Audit, Capital
                                               Stock

               President and Chief Executive Officer (since October 1991), Compaq Computer Corporation, Houston, Texas; Executive Vice President and Chief Operating Officer (January-October 1991); President, Europe and International Division (1989-90) DIRECTORSHIPS -- Compaq, Bell Atlantic Corporation, and Hughes Electronics Corporation
               AFFILIATIONS -- Serves on Advisory Board of Deutsche Bank; Member of the Board of Trustees, Southern Methodist University, Executive Board of the Cox School of Business-SMU, The Business Council and M. D. Anderson Cancer Center

JOHN G. SMALE
               AGE  70  JOINED GM BOARD 1982   COMMITTEES -- Executive (Chair),
                                               ex-officio member of Audit,
                                               Capital Stock, Director Affairs,
                                               Executive Compensation,
                                               Investment Funds, Public Policy

               Chairman of the Executive Committee of General Motors Corporation since January 1, 1996; Former Chairman, General Motors Corporation (November 2, 1992-December 31, 1995); Retired Chairman and Chief Executive of The Procter & Gamble Company
               AFFILIATIONS -- Board of Governors of The Nature Conservancy; Emeritus Trustee of Kenyon College

JOHN F. SMITH, JR.
               AGE  60  JOINED GM BOARD 1990   COMMITTEE -- Investment Funds

               Chairman, General Motors Corporation since January 1, 1996, and Chief Executive Officer and President since 1992, Vice Chairman, Board of Directors (1990-92); Joined General Motors Corporation in 1961
               DIRECTORSHIPS -- Hughes Electronics Corporation and The Procter & Gamble Company
               AFFILIATIONS -- Co-Chairman of The Business Roundtable and member of The Business Council, U.S.-Japan Business Council, Catalyst, the Chancellor's Executive Committee of the University of Massachusetts; Board of Trustees, Boston University; Member of Board of Overseers of Memorial Sloan-Kettering Cancer Center; Board of Governors of The Nature Conservancy and Member of Board of Polish-American Enterprise Fund

LOUIS W. SULLIVAN
               AGE  64  JOINED GM BOARD 1993   COMMITTEES -- Audit, Public
                                               Policy

               President, Morehouse School of Medicine, Atlanta, Georgia, since January 21, 1993; U.S. Secretary of Health and Human Services (1989-93)
               DIRECTORSHIPS -- Georgia Pacific, 3M Corporation, Household International Inc., CIGNA Corporation, Bristol-Myers Squibb Company, and Equifax Corporation
               AFFILIATIONS -- United Way of America, Boy Scouts of America, and Little League Foundation

DENNIS WEATHERSTONE
               AGE  67  JOINED GM BOARD 1986   COMMITTEES -- Audit (Chair),
                                               Capital Stock, Executive,
                                               Executive Compensation

               Retired Chairman of J. P. Morgan & Co., Incorporated and its subsidiary Morgan Guaranty Trust Company of New York DIRECTORSHIPS -- J. P. Morgan & Co., Incorporated and its subsidiary Morgan Guaranty Trust Company of New York, L'Air Liquide, and Merck & Co., Inc.
               AFFILIATIONS -- Member of J. P. Morgan & Co., Inc. International Council and The Business Council; President and Trustee of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Bank of England; Director of the Institute for International Economics

THOMAS H. WYMAN
               AGE  68  JOINED GM BOARD 1985   COMMITTEES -- Capital Stock
                                               (Chair), Investment Funds
                                               (Chair), Director Affairs,
                                               Executive, Executive
                                               Compensation

               Former Chairman, President and Chief Executive Officer, CBS Inc., New York, Senior Advisor, SBC Warburg Inc., (1996-97) and Chairman S. G. Warburg & Co. Inc., New York (1992-96) DIRECTORSHIPS -- Hughes Electronics Corporation, AT&T Corporation, AGCO Corporation, and Zeneca Group PLC (London) AFFILIATIONS -- Member of the Advisory Board of Nestle USA, Inc., International Advisory Group of Toshiba Corporation (Tokyo); Member of The Business Council; Trustee Emeritus of The Ford Foundation and The Aspen Institute; Chairman Emeritus of Amherst College

 SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHERS

     The beneficial ownership of all classes of common stock of the Corporation for each nominee for Director, each Named Executive Officer, and all current directors and officers of the Corporation as a group is shown in the following table. All information is as of February 28, 1998.

     Each of the individuals/groups listed below owns less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except as follows:

* The Capital Group Companies, Inc. is the parent of six investment management companies which beneficially own 6.7% of the outstanding shares and voting power of the Class H Common Stock (0.6% of the combined voting power of the Common Stock and Class H Common Stock). No management account by itself owns 5% or more of the Class H Common Stock.

* Bankers Trust New York Corporation, its wholly owned subsidiary Bankers Trust Company (acting as trustee for various trusts and employee benefit plans), and certain of its indirect wholly owned subsidiaries that act as investment advisors beneficially own an aggregate of 15.6% of the outstanding shares and voting power of the Class H Common Stock (1.3% of the combined voting power of the Common Stock and Class H Common Stock).

* State Street Bank and Trust Company (acting as trustee for various trusts and employee benefit plans) beneficially owns 11.3% of the outstanding shares and voting power of the Common Stock (10.3% of the combined voting power of the Common Stock and Class H Common Stock).

     In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where this is not the case, any difference will be footnoted. The shares listed below do not include any Common Stock or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations or by educational and charitable institutions of which certain directors and officers serve as directors or trustees.

                                            Shares                    Deferred
                                      Beneficially Owned            Stock Units                Total Shares
                                  --------------------------    --------------------    --------------------------
                                                   Class H                  Class H                      Class H
                                    Common         Common        Common      Common       Common         Common
           Directors                 Stock          Stock        Stock       Stock         Stock          Stock
-------------------------------   -----------    -----------    --------    --------    -----------    -----------
                                       #              #            #           #             #              #
P. N. Barnevik (c).............        10,000            -0-         440        -0-          10,440            -0-
J. H. Bryan (c)................         2,000            -0-       4,934        -0-           6,934            -0-
T. E. Everhart (c).............           400            -0-       9,101      8,627           9,501          8,627
C. T. Fisher III (d)(e)........         3,388             58       9,523      8,341          12,911          8,399
G. M. C. Fisher (c)............         5,000            -0-         602        -0-           5,602            -0-
K. Katen.......................         1,000            -0-         -0-        -0-           1,000            -0-
J. W. Marriott, Jr. (c)........         1,000            -0-       6,745      5,110           7,745          5,110
A. D. McLaughlin (c)...........         2,372            -0-       1,857      1,769           4,229          1,769


                                   Total Value         Stock Options(b)
                                    of Common       -----------------------
                                       and                         Class H
                                     Class H          Common        Common
           Directors                Shares(a)          Stock        Stock
-------------------------------   --------------    -----------    --------
                                        $                #            #
P. N. Barnevik (c).............          719,734            -0-        -0-
J. H. Bryan (c)................          478,030          1,084        -0-
T. E. Everhart (c).............        1,012,502          1,084        -0-
C. T. Fisher III (d)(e)........        1,238,139          1,084        -0-
G. M. C. Fisher (c)............          386,202          1,084        -0-
K. Katen.......................           68,940            -0-        -0-
J. W. Marriott, Jr. (c)........          745,699            -0-        -0-
A. D. McLaughlin (c)...........          364,855            -0-        -0-

                                            Shares                    Deferred
                                      Beneficially Owned            Stock Units                Total Shares
                                  --------------------------    --------------------    --------------------------
                                                   Class H                  Class H                      Class H
                                    Common         Common        Common      Common       Common         Common
           Directors                 Stock          Stock        Stock       Stock         Stock          Stock
-------------------------------   -----------    -----------    --------    --------    -----------    -----------
                                       #              #            #           #             #              #
H. J. Pearce (f)...............        21,782         27,298      23,321     11,306          45,103         38,604
E. Pfeiffer (d)................         6,000            -0-       1,787        532           7,787            532
J. G. Smale (c)................        16,000            200       5,813        105          21,813            305
J. F. Smith, Jr. (f)...........       124,606         24,536      51,218     17,745         175,824         42,281
L. W. Sullivan (c).............           100            -0-       2,548        844           2,648            844
D. Weatherstone (c)............         6,000            -0-      17,970      9,745          23,970          9,745
T. H. Wyman (d)................         1,000            250       6,364      5,466           7,364          5,716

    Other Named Executives
-------------------------------
J. T. Battenberg III (f).......        22,993          5,099      14,014      4,762          37,007          9,861
L. R. Hughes (f)...............        18,818         10,133      23,428      8,727          42,246         18,860
G. R. Wagoner, Jr. (f).........        25,262          8,620      23,137      8,727          48,399         17,347
All directors and officers of
  the Corporation as a group...       805,696        182,036     397,429     96,171       1,203,125        278,207
The Capital Group
  Companies, Inc...............           -0-      7,017,840         -0-        -0-             -0-      7,017,840
333 South Hope Street
Los Angeles, CA 90071
Bankers Trust New York
  Corporation..................           -0-     16,318,581         -0-        -0-             -0-     16,318,581
101 Liberty Street
New York, NY 10006
State Street Bank and Trust
  Company......................    76,684,789            -0-         -0-        -0-      76,684,789            -0-
225 Franklin Street
Boston, MA 02110

                                   Total Value         Stock Options(b)
                                    of Common       -----------------------
                                       and                         Class H
                                     Class H          Common        Common
           Directors                Shares(a)          Stock        Stock
-------------------------------   --------------    -----------    --------
                                        $                #            #
H. J. Pearce (f)...............        4,709,151        240,397     70,684
E. Pfeiffer (d)................          558,882            -0-        -0-
J. G. Smale (c)................        1,516,427          1,084        -0-
J. F. Smith, Jr. (f)...........       13,873,431        662,906        -0-
L. W. Sullivan (c).............          217,528            -0-        -0-
D. Weatherstone (c)............        2,056,325            -0-        -0-
T. H. Wyman (d)................          744,545          1,084        -0-

    Other Named Executives
-------------------------------
J. T. Battenberg III (f).......        2,959,902        128,431        -0-
L. R. Hughes (f)...............        3,693,998        249,543        -0-
G. R. Wagoner, Jr. (f).........        4,055,487        325,027        -0-
All directors and officers of
  the Corporation as a group...       94,472,336      5,041,573    113,100
The Capital Group
  Companies, Inc...............      290,819,290            -0-        -0-
333 South Hope Street
Los Angeles, CA 90071
Bankers Trust New York
  Corporation..................      676,241,997            -0-        -0-
101 Liberty Street
New York, NY 10006
State Street Bank and Trust
  Company......................    5,286,649,354            -0-        -0-
225 Franklin Street
Boston, MA 02110

(a) The total value is based on the February 27, 1998 closing market prices of $68.94 for Common Stock and $41.44 for Class H Common Stock.

(b) This column reports the number of shares that may be acquired through exercise of stock options within 60 days from February 28, 1998. The shares reported in this column reflect adjustments to the original option grants to reflect the

                                       9

    recapitalization resulting from the Hughes Transactions approved by stockholders in December 1997. Additional information regarding stock options is provided on pages 18 and 19.

(c) Deferred Stock Units -- These amounts have been deferred under the General Motors Deferred Compensation Plan for Non-Employee Directors and the Director's Long-Term Stock Incentive Plan. For more information about these plans, please refer to the section on Director Compensation on page iv.

(d) Deferred Stock Units -- Includes amounts under the General Motors Deferred Compensation Plan for Non-Employee Directors and the Director's Long-Term Stock Incentive Plan (see footnote (c)) as well as amounts deferred under the Hughes Electronics Deferred Compensation Plan for Non-Employee Directors. The only material difference between the Hughes plan and the General Motors Deferred Compensation Plan for Non-Employee Directors is that all stock amounts are exclusively in Class H Common Stock.

(e) Shares beneficially owned includes 1,688 shares of Common Stock held in two trusts in which Mr. Fisher has a one-seventh remainderman interest and 500 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(f) Shares beneficially owned includes shares credited under the General Motors Savings-Stock Purchase Program ("GM S-SPP"). This program is available to all salaried employees and provides that participants may contribute up to 15% (20% effective 1/1/98) of eligible salary, subject to maximum limits established by the Internal Revenue Code ("IRC"). Deferred Stock Units include shares under the General Motors Benefit Equalization Plan-Savings ("BEP-S"). This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Following termination of employment, an employee may, at any time, elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred stock units also include undelivered incentive awards which will vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that the individuals and groups listed in the preceding table must report to the SEC and the Corporation, within certain periods, how many shares of the Corporation's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 1997 and prior years have been made. In 1997, E. Pfeiffer, a director of the Corporation, and P. H. Hanenberger, an officer of the Corporation, each inadvertently filed one monthly report after the due date. All transactions have now been reported.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Messrs. Bryan, G. M. C. Fisher, Marriott, Smale,
Weatherstone, and Wyman. Mr. Marriott is the Chairman and Chief Executive Officer of Marriott International, Inc. Harry J. Pearce, an executive officer of the Corporation, is a director of Marriott International, Inc.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This is a report on the compensation paid to the Corporation's executives, including the Named Executive Officers. The Named Executive Officers for 1997 all serve on the President's Council. They are:

John F. Smith, Jr..........   Chairman of the Board of Directors, Chief
                                Executive Officer ("CEO"), and President
Harry J. Pearce............   Vice Chairman of the Board of Directors
J. T. Battenberg III.......   Executive Vice President of the Corporation
Louis R. Hughes............   Executive Vice President of the Corporation
G. Richard Wagoner, Jr.....   Executive Vice President of the Corporation

COMPENSATION PHILOSOPHY -- General Motors' executive compensation program is based on the belief that the interests of executives should be closely aligned with those of GM's stockholders. The philosophies of the Corporation's major subsidiaries are in most respects similar to the GM philosophy. Under this philosophy:

* A meaningful portion of each executive's total compensation is linked directly to accomplishing specific, measurable results which are intended to create value for the stockholders in both the short-and long-term.

* Executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and they will be rewarded only when specific, measurable goals previously established by the Committee have been achieved.

* Each executive's individual performance and contribution will be reflected through salary adjustments and the amount of incentive awards paid, if any.

* Any long-term incentive awards are paid in GM common stocks to reinforce further the bond between the executives' interests and your interests.

* In years of strong performance, executives can earn a highly competitive level of compensation. As a result, the Corporation will be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years of below average performance, an executive will receive compensation that is less than competitive benchmarks.

STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to enforce the link between the executives' interests and your interests is to require that executives own a significant amount of GM stock. As a result, the
                                       11

Committee has established formal stock ownership guidelines for the Named Executive Officers, as well as all corporate officers and other select senior executives. The guidelines are as follows:

                                                                 Minimum Aggregate Value
                               Position                                 Equivalent
        ------------------------------------------------------ ----------------------------
        *  GM Chairman........................................    3.5 times base salary
        *  Other members of the President's Council...........    2.5 times base salary
        *  Vice President and Group Executives................    1.5 times base salary
        *  Vice Presidents....................................    1.0 times base salary

     As of February 28, 1998, all Named Executive Officers owned more than their respective guideline amounts.

COMPENSATION DEDUCTIBILITY POLICY -- In 1997, the stockholders approved a new incentive program effective until 2002. This program includes provisions that allow the Corporation to comply with the regulations under Section 162(m) of the Internal Revenue Code ("IRC"). As a result, the Corporation will be able to take a tax deduction for compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. Since the IRC does not permit companies to take a tax deduction for salary paid in excess of $1 million, the portion of Mr. Smith's salary which exceeds $1 million will be deferred until after he retires. If complying with Section 162(m) rules conflicts with the Corporation's compensation philosophy or what is believed to be the best interests of the Corporation and its stockholders, the Committee may conclude that the payment of non-deductible compensation is more consistent with the compensation philosophy and in the Corporation's and your best interests.

TYPES OF COMPENSATION -- Aside from benefits, which will be reviewed in the tables following this report, there are three major components to an executive's total compensation package:

        *  Base Salary
        *  Annual Incentives
        *  Long-Term Incentives

     In calculating the proper amount for each of the three components of compensation, the Committee reviewed the compensation paid for similar positions at a group of large industrial companies with which GM competes for executive talent. Since the job market for these executives is not limited to the auto industry alone, a group consisting of several large, global industrial/service corporations, including both Ford and Chrysler, was identified as our "comparator group." Each year, the Committee reviews the compensation paid at these companies as well as their corporate performance, and this becomes one of the factors we consider in determining the appropriate performance measures and compensation levels for executives.

     Base Salary -- In connection with the incentive program approved last year, base salaries for GM executives are targeted to be at the upper end of the third quartile of the salaries paid for similar positions at our comparator group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, responsibilities, and length of time in their current position.

     The Committee believes that continuity in the Corporation's senior leadership group serves the Corporation best. To encourage continuity, each named executive has agreed that if he leaves the Corporation he will not work for a competitor for the next two years. This is the Corporation's only contractual arrangement with these executive officers.

     Annual Incentives -- Annual incentives were awarded under the General Motors 1997 Annual Incentive Plan which the stockholders approved at the 1997 annual meeting. Payment of awards for the Named Executive Officers is based on GM's overall performance against objectives established in advance by the Committee. We reserve the right to make adjustments to awards to reflect the impact of unplanned events and Management's individual performance.

     When the Committee established the target award and performance objectives, we also set a minimum performance level which must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. At the same time, we also set a maximum level beyond which we will not increase the amount of any payout. The size of final awards depends on the actual level of performance achieved. When we establish this payout range, we assess the degree of performance necessary to achieve the target objective by reviewing both past and projected budget performance levels, as well as external marketplace conditions such as the economic outlook, projected size of automotive industry volumes, and expected market share projections. The Committee does not assign a specified weight to these factors, but rather we use our judgment to establish a targeted performance level and related payout range that we believe are in your best interests.

     For 1997, Management recommended that the Committee continue to set tough financial targets. We agreed and tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), and quality, which are based upon the Corporation's budget and business plans. After a review with Management, we used our discretion in setting the specific profitability and quality targets.

     At the end of the year, the Committee reviewed the Corporation's overall operating performance and evaluated that performance in light of the impact of several unplanned events. Financial results for net income, RONA, and quality exceeded the target levels we had established. Considering that 1997 represented an all-time record level of net income, we determined that 1997 annual incentive awards would reflect the overall performance of management in achievement of such results, as well as the specific performance objectives we had previously established. The annual incentive awards were determined and paid in cash in early 1998.

     Stock Options -- Options were granted under the provisions of the Amended 1987 Stock Incentive Plan. They are granted to stress the importance of improving stock value to you, our stockholders, over the long-term and to encourage executives to own GM stock. Stock options are granted at 100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price goes up, which will benefit both you and the executive.

     When the Committee grants options, we follow competitive long-term incentive compensation practices. The size of these grants and other long-term awards discussed below is intended to place executives at the upper end of the third quartile of long-term incentives granted to similar executive positions at survey companies. We consider the number of option shares each executive has already been granted when we determine the size of new grants to each Named Executive Officer. In addition to his responsibilities at GM, Mr. Pearce also has oversight responsibility for Hughes and,
                                       13
therefore, we determined that his grant would be denominated partially in Common Stock and partially in Class H Common Stock.

     Other Long-Term Incentives -- Unlike stock options which reward executives for enhancing stockholder value by improving the prices of GM common stocks, the GM Performance Achievement Plan is designed to encourage executives to focus on accomplishing important strategic business objectives which require more than one year to complete.

     Similar to annual incentive awards, long-term target awards are typically made annually; however, payout depends upon the achievement of predetermined targets over a three-year plan period as outlined in the Corporation's strategic business plan for the award period. Whether the Company actually pays any awards relating to the 1997-1999 grants will depend on reaching the predetermined RONA level established for GM's business plan. The Committee will determine the percentage of each target award, if any, that eventually will be distributed to participants. The Corporation will not pay any awards if cumulative performance falls below a minimum or threshold level. In any event, final awards will not exceed 200% of target. All awards, if paid, are denominated in common stocks.

     Management and the Committee both believe that RONA forces the Corporation to focus on how we are doing with the money you, the stockholders, have invested in us. RONA performance correlates closely with improvements in our stock prices and focus on this measure is critical to our future success. In order to emphasize this, in 1997 the Committee approved a special one-time RONA grant to employees eligible for annual incentive awards. Payment of these awards is contingent upon reaching a 12.5% Corporate RONA goal. There are no threshold or maximum amounts associated with this special grant. If the specified cumulative RONA level is achieved over a period of four consecutive calendar quarters, awards will be paid in the form of GM Common Stock. If the goal is realized, payment will be made as soon as possible. If the goal is not realized by year-end 2000, the award will expire and no payment will be made.

AWARDS TO CHIEF EXECUTIVE OFFICER

     In late 1997, the Committee met to determine the compensation levels for Mr. Smith. In addition to the accomplishments noted below, we recognized Mr. Smith's highly effective leadership and his commitment to the Corporation's priorities of running common, thinking lean and running fast, competing on a global basis, and growing the business and all of its sectors. The Committee determined Mr. Smith's compensation as follows:

     Base Salary -- 1997 salary was unchanged from 1996. However, in recognition of his continued strong leadership and performance, Mr. Smith's salary was increased to $1,950,000 effective January 1, 1998, after an interval of 24 months.

     Annual Incentives -- For 1998 the Committee established the individual award target for Mr. Smith in line with the Corporation's compensation philosophy. If the target performance level is met, target bonus will be paid. For maximum performance, his individual award will be paid at 225% of target; for threshold performance, the award will be paid at 40% of target. Reflecting the Corporation's overall continuing favorable performance, including record 1997 earnings of $6.7 billion or $8.70 per share, a 25% increase in the quarterly dividend rate, completion of a $5 billion buyback program (representing 11.0% of outstanding shares), and completion of the Hughes Transactions and, after evaluating
                                       14

Mr. Smith's individual performance, the Committee established his 1997 annual incentive award between the target and maximum payout levels.

     Stock Options -- As part of the review process which led to the revised incentive program, it was determined that the amount of stock options granted to Mr. Smith was not competitive with his peers at other companies in the comparator group. After considering the number of options previously granted to him, it was determined to increase the size of his grant for 1997 to 275,000 shares.

     Other Long-Term Incentives -- The PAP target awards are disclosed on page
19. The regular award covers the three-year period 1997-1999. The size of the target award was developed in line with the methodology discussed above. Mr. Smith's 1997-99 award was denominated in cash and will be paid in GM Common and Class H Common stocks in two installments, if it is earned. With respect to the special one-time RONA grant made in 1997, Mr. Smith's award (also disclosed on page 19) was determined in cash and, if earned, will be paid in GM Common Stock. The cumulative GM RONA for the 1995-97 performance period which concluded at year-end 1997 was above the threshold level but below target. This result reflected an extremely aggressive target performance level established by the Committee in early 1995 for the three-year period. As a result, the final award for Mr. Smith was paid below target. The decision to pay the 1995-97 grant at a level below target was in accordance with the Committee's philosophy of continuing to raise the bar for Corporate performance.

     During 1997, the Committee met with the Board of Directors in an executive session to review the Corporation's performance and the performance of the CEO and other members of the President's Council, including the Named Executive Officers. We explained the compensation determinations for these executives, and the Board agreed with our decisions.

                        EXECUTIVE COMPENSATION COMMITTEE

               John H. Bryan, Chair          John G. Smale
               George M. C. Fisher           Dennis Weatherstone
               J. Willard Marriott, Jr.      Thomas H. Wyman

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid to the Chairman, CEO & President Mr. J. F. Smith, Jr. and each of the four other most highly compensated executive officers during 1995, 1996, and 1997. The 1995 data in the tables include amounts related to General Motors Class E Common Stock. Effective June 7, 1996, Electronic Data Systems (EDS), which was previously a wholly owned subsidiary of the Corporation, was split off from General Motors and shares of General Motors Class E stock were exchanged for shares of EDS stock on a one-for-one basis.

                                                   Annual Compensation                       Long-Term Compensation
                                       -------------------------------------------          -------------------------
                                                                          Other               Awards        Payouts
                                                                         Annual                            Long-Term     All Other
        Name and                                                         Compen-               Stock       Incentive      Compen-
   Principal Position        Year         Salary         Bonus(1)        sation             Options(2)    Payouts(3)     sation(4)
-------------------------  ---------   -------------   -------------   -----------          -----------   -----------   -----------
                                             $               $              $        Class   # Shares          $            $
J. F. Smith, Jr.
     Chairman, CEO &
       President.........       1997       1,750,000       2,450,000          N.A.   Com.      275,000      1,036,000       82,863
                                1996       1,750,000       1,600,000        69,875   Com.      200,000      2,310,000       52,000
                                1995       1,500,000       1,750,000        54,181   Com.      150,000      2,300,000       33,750
H. J. Pearce
     Vice Chairman.......       1997         950,000       1,070,000          N.A.   Com.       82,500        550,000       41,610
                                                                                     Cl. H      26,300
                                1996         950,000         840,000          N.A.   Com.      101,300      1,155,000       28,500
                                                                                     Cl. H      31,400
                                1995         850,000         900,000          N.A.   Com.       40,000      1,100,000       19,125
                                                                                     Cl. E      22,300
                                                                                     Cl. H      25,000
J. T. Battenberg III*
     Executive VP........       1997         887,000       1,020,000        53,448   Com.      100,000        475,000       38,112
L. R. Hughes
     Executive VP........       1997         925,000       1,020,000          N.A.   Com.      100,000        518,000       37,740
                                1996         925,000         825,000          N.A.   Com.      100,000      1,155,000       27,750
                                1995         850,000         900,000          N.A.   Com.       80,000      1,100,000       19,125
G. R. Wagoner, Jr.
     Executive VP........       1997         925,000       1,020,000          N.A.   Com.      100,000        518,000       36,723
                                1996         925,000         825,000          N.A.   Com.      100,000      1,155,000       27,750
                                1995         850,000         900,000          N.A.   Com.       80,000      1,100,000       19,125

* Mr. Battenberg became a Named Executive Officer in 1997.
(1) Bonus
    * 1997 awards were granted under the General Motors 1997 Annual Incentive Plan. They were paid in cash in one installment in early 1998.

    * 1995 and 1996 awards were granted under the General Motors Amended 1987 Stock Incentive Plan under which the awards, made as Restricted Stock Units ("RSUs"), were equivalent to shares of the Corporation's common stocks and paid in cash. The 1996 RSU grant was equivalent to both Common and Class H shares and was paid in one installment in early 1997. The 1995 RSU grant was equivalent to Common, Class E, and Class H shares and

                                       16

       was paid in two installments. The first installment vested on the day it was granted, and the second installment vested on December 31, 1996 and was paid in early 1997. When the Corporation made the grant for 1995, it was anticipated EDS would be split-off in mid-1996. As a result, all the Class E shares in the 1995 grant vested on the date of grant and were paid in the first installment. Dividend equivalents were paid on the unvested Common and Class H shares in the second installment.

(2) The shares in this column are as granted. These shares were adjusted to reflect the recapitalization resulting from the Hughes Transactions approved by stockholders in December 1997.

(3) Long-term incentive payouts under the General Motors 1992 Performance Achievement Plan.

    *  Performance periods (3 year) -- 1993-95, 1994-96 and 1995-97.

    * Form of payment -- shares of Common and Class H stocks, except that the 1993-95 award included shares of Class E stock.

    * Vesting -- The awards for the named executives vest in four equal installments -- the first installment vests at the time the final award is determined, the second and third at the end of the same and following year, and the fourth installment subsequent to retirement. The 1993-95 award included shares of Class E stock. However, as was the case with the 1995 annual bonus award, in view of the anticipated EDS split-off, the Class E shares in the 1993-95 PAP grant vested on the date of grant and were paid simultaneously with the first installment.

    *  Dividend equivalents are paid on unvested shares.

     The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of February 28, 1998:

                                                                  Second Installment of 1994-96 Grant
                                     1995-97 Grant               and Third Installment of 1993-95 Grant
                           ----------------------------------   ----------------------------------------
                            Shares Vested         Shares         Shares Vested        Value of Shares       Shares Unvested
                               in 1998           Unvested        Dec. 31, 1997     Vested Dec. 31, 1997      Dec. 31, 1997
                           ---------------   ----------------   ----------------   ---------------------   -----------------
                            Com.    Cl. H     Com.     Cl. H     Com.     Cl. H       Com.       Cl. H      Com.      Cl. H
                           ------   ------   -------   ------   -------   ------   ----------   --------   -------   -------
                                                                                       $60.75     $36.94
                             #        #         #        #         #        #          $           $          #         #
J. F. Smith, Jr..........   3,470    1,422    10,410    4,264    16,588    6,641    1,007,721    245,319    32,945    13,479
H. J. Pearce.............   1,727      944     5,181    2,829     6,687    4,700      406,235    173,618    14,435     8,477
J. T. Battenberg III.....   1,591      652     4,773    1,955     6,984    2,791      424,278    103,100     6,610     2,827
L. R. Hughes.............   1,735      711     5,205    2,132     8,107    3,251      492,500    120,092    16,105     6,595
G. R. Wagoner, Jr........   1,735      711     5,205    2,132     8,107    3,251      492,500    120,092    16,105     6,595

(4) This column shows contributions by the Corporation under various savings plans and imputed income for endorsement split-dollar life insurance. In the event of death, the Corporation would be reimbursed for its premiums from the life insurance policy. Additional information regarding the savings plans will be found in footnote (f) on page 10. The following table details the savings and split-dollar amounts.

                               J. F. Smith, Jr.     H. J. Pearce     J. T. Battenberg III     L. R. Hughes     G. R. Wagoner, Jr.
                               ----------------     ------------     --------------------     ------------     ------------------
    Savings Plans..........        $ 63,000           $ 34,200             $ 31,950             $ 33,300            $ 33,300
    Split-dollar life......          19,863              7,410                6,162                4,440               3,423

                         OPTIONS AND SAR GRANTS IN 1997

     The following table shows the stock options granted to the Named Executive Officers in 1997. They were granted in a combination of non-qualified and Incentive Stock Options (ISOs) on February 3, 1997. These options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                  Individual Grants
                                ------------------------------------------------------
                                Number of    % of Total
                                Securities     Options
                                Underlying   Granted to                                   Grant Date
                                 Options      Employees      Exercise      Expiration       Present
             Name               Granted(1)     in 1997         Price          Date         Value(2)
------------------------------  ---------   -------------   -----------   ------------   -------------
                                # Shares          %           $/Share                          $
         $1- 2/3 Par
     Common Stock Options
------------------------------
J. F. Smith, Jr...............   275,000           3.06          58.32          2/4/07      3,856,000
H. J. Pearce..................    82,500           0.92          58.32          2/4/07      1,157,000
J. T. Battenberg III..........   100,000           1.11          58.32          2/4/07      1,402,000
L. R. Hughes..................   100,000           1.11          58.32          2/4/07      1,402,000
G. R. Wagoner, Jr.............   100,000           1.11          58.32          2/4/07      1,402,000

    Class H Stock Options
------------------------------
H. J. Pearce..................    26,300           0.37          60.88          2/4/07        532,000

(1) The shares in this column are as granted. These shares were adjusted to reflect the recapitalization resulting from the Hughes Transactions approved by stockholders in December 1997.

(2) These values were determined based on the Black-Scholes option pricing model at the time of grant. The following assumptions were used in the calculation:

    *  Expected price volatility -- 25% (33% for the Class H grant).

    *  Options will be exercised in the fifth year (seventh year for Class
       H).

    * An interest rate based upon the corresponding yield of a government bond maturing five years (seven years for Class H) from the date of grant.

    *  Dividends at the rate in effect on the date of grant.

    *  No adjustments for nontransferability.

     The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of the Corporation's common stocks and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                   AGGREGATE OPTION/SAR EXERCISES IN 1997 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1997

     The following table provides information concerning the options exercised by each of the Named Executive Officers in 1997 as well as the value of options held by such executives at the end of the year. The year-end value is based on the closing prices of General Motors common stocks on December 31, 1997 (Common -- $60.75; Class H -- $36.94). No SARs may be granted under the General Motors Stock Incentive Plans.

                                                                                                           Value of
                                                                                 Number of               Unexercised
                                                                                Unexercised              In-the-Money
                                                                              Options/SARs at          Options/SARs at
                                                                               Dec. 31, 1997            Dec. 31, 1997
                                               Shares
                             Class of         Acquired         Value           Exercisable/              Exercisable/
          Name                Stock         on Exercise      Realized          Unexercisable            Unexercisable
------------------------  --------------   --------------   -----------   ----------------------   ------------------------
                                              # Shares           $                # Shares                      $
J. F. Smith, Jr.........  Common                  89,076      1,801,852      556,014  /  497,268    10,839,484  /  5,039,490
H. J. Pearce............  Common                   9,215        277,924      144,430  /  207,526     2,206,930  /  2,155,422
                          Class H               -0-             -0-           46,819  /   48,101       634,821  /    242,325
J. T. Battenberg III....  Common                  29,958        727,804       70,566  /  151,892       854,320  /  1,304,748
L. R. Hughes............  Common                  50,025      1,323,377      186,251  /  209,755     3,057,484  /  2,273,081
G. R. Wagoner, Jr.......  Common                -0-             -0-          226,273  /  209,755     4,153,585  /  2,273,081

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive awards granted to Named Executive Officers in 1997. The award covering the 1997-99 performance period was granted under the General Motors 1992 Performance Achievement Plan. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the extent to which the established RONA target for the three-year performance period is achieved. If the minimum performance level is not met, no awards will be paid. A special one-time RONA grant was made under the 1997 Performance Achievement Plan. If the RONA target is met on or before December 31, 2000, the awards will be paid in GM Common Stock. If the RONA target is not met, the award will expire on December 31, 2000 and no payment will be made. There are no maximums or minimums for this award.

                             Number of                                Estimated Future Payouts
                           Shares, Units                         Under Non-Stock Price-Based Plans          Special
                                 or          Performance     ------------------------------------------     One-Time
          Name              Other Rights        Period        Threshold        Target        Maximum       RONA Grant
-------------------------  --------------   --------------   ------------   ------------   ------------   ------------
                               # Shs.                             $              $              $              $
J. F. Smith, Jr..........         N.A.             1997-99        800,000      2,000,000      4,000,000     1,750,000
H. J. Pearce.............         N.A.             1997-99        380,000        950,000      1,900,000       750,000
J. T. Battenberg III.....         N.A.             1997-99        370,000        925,000      1,850,000       700,000
L. R. Hughes.............         N.A.             1997-99        370,000        925,000      1,850,000       700,000
G. R. Wagoner, Jr........         N.A.             1997-99        370,000        925,000      1,850,000       700,000

                               RETIREMENT PROGRAM

     The retirement program for General Motors executives in the United States consists of the General Motors Retirement Program for Salaried Employees as well as two non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program."

     The General Motors Retirement Program for Salaried Employees is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act (ERISA). The contributory portion (known as Part B) of this tax-qualified plan provides benefits under a formula based on Years of Part B Credited Service and upon the average of the highest five years' of base salary received during the final ten years of service, subject to certain Internal Revenue Code limitations which may change from time to time. Part B of the tax-qualified plan also provides employees with an annual retirement benefit which is equal to the sum of 100% of the Part B contributions they make after October 1, 1979, and smaller percentages of the contributions they made before that date. If employees elect not to contribute to Part B of the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service (essentially equivalent to the General Motors Hourly-Rate Employees Pension Plan). Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount in joint and survivor form.

     Supplemental Executive Retirement Program (SERP). If an executive makes Part B contributions to the tax-qualified plan, the executive may also be eligible to receive a non-qualified Regular SERP benefit. The sum of the tax-qualified plan's benefits plus the Regular SERP benefit will provide an eligible executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% times Years of Part B Credited Service times Average Annual Base Salary, less 2% times years of credited service times the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65 ($16,104 for a 65 year old retiring in 1998).

     Table I shows the regular form of the estimated total annual retirement benefit payable under the GM Salaried Program (based on Average Annual Base Salary as of December 31, 1997) that would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1998 at age 65. If the executive elects to receive such benefits in the form of a 60% joint and survivor annuity, the single life annuity amounts shown would generally be reduced by from 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING AN EXECUTIVE QUALIFIES FOR REGULAR SERP BENEFITS (A)

                            Years of Part B Credited Service
Average Annual      -------------------------------------------------
Base Salary(b)        15           25            35            45
---------------     -------     ---------     ---------     ---------
       $               $            $             $             $
     650,000        190,169       316,948       443,727       570,506
     940,000        277,169       461,948       646,727       831,506
   1,230,000        364,169       606,948       849,727     1,092,506
   1,520,000        451,169       751,948     1,052,727     1,353,506
   1,810,000        538,169       896,948     1,255,727     1,614,506
   2,100,000        625,169     1,041,948     1,458,727     1,875,506

(a) The Average Annual Base Salary and the Years of Part B Credited Service (shown in parenthesis) as of December 31, 1997 for each of the Named Executive Officers were as follows; John F. Smith, Jr. - $1,575,000
    (37 years); Harry J. Pearce - $847,500 (20 years); J. T. Battenberg III - $653,083 (35 years); Louis R. Hughes - $837,500 (30 years); and G. Richard Wagoner, Jr. - $835,000 (20 years). The Annual Base Salary for the most recent year(s) considered in the calculation reported here are shown in the Summary Compensation Table on page 16 in the column labeled "Salary."

(b) Average Annual Base Salary means the average of the highest five years of base salary paid during the final ten years of service.

     Executives may be eligible to receive an Alternative SERP benefit in lieu of the Regular SERP benefit if they satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of the Corporation. An eligible executive will receive the greater of the Regular SERP benefit or the Alternative SERP benefit. The sum of the tax-qualified plan's benefits plus the Alternative SERP benefit will provide an eligible executive with total annual retirement benefits under the GM Salaried Program that are equal to 1.5% times Eligible Years of Part B Credited Service (up to a maximum of 35 years) times the executive's Average Annual Total Direct Compensation, less 100% of the maximum annual Social Security benefit in the year of retirement payable to a person age 65.

     Table II shows the alternative form of the estimated total annual retirement benefit payable under the GM Salaried Program (based upon Average Annual Total Direct Compensation as of December 31, 1997) that would be paid in 12 equal monthly installments per year as a single life annuity to executives retiring in 1998 at age 65. The amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SERP BENEFITS(A)

    Average Annual                    Eligible Years of Part B Credited Service
     Total Direct        -------------------------------------------------------------------
   Compensation(b)           15            20            25            30            35
----------------------   -----------   -----------   -----------   -----------   -----------
              $                $             $             $             $             $
          1,300,000          276,396       373,896       471,396       568,896       666,396
          2,050,000          445,146       598,896       752,646       906,396     1,060,146
          2,800,000          613,896       823,896     1,033,896     1,243,896     1,453,896
          3,550,000          782,646     1,048,896     1,315,146     1,581,396     1,847,646
          4,300,000          951,396     1,273,896     1,596,396     1,918,896     2,241,396
          5,050,000        1,120,146     1,498,896     1,877,646     2,256,396     2,635,146

(a) The Average Annual Total Direct Compensation and the Eligible Years of Part B Credited Service (shown in parenthesis) which may be considered in the Alternative SERP calculation as of December 31, 1997 for each of the Named Executive Officers was as follows: John F. Smith, Jr. - $3,270,000 (35 years); Harry J. Pearce - $1,677,100 (20 years); J. T. Battenberg III - $1,339,483 (35 years); Louis R. Hughes - $1,639,100 (30 years); and
    G. Richard Wagoner, Jr. - $1,616,600 (20 years). The Annual Total Direct Compensation for the most recent year(s) considered in the calculation reported here will be found in the Summary Compensation Table on Page 16 in the columns labeled "Salary" and "Bonus."

(b) Average Annual Total Direct Compensation means the sum of Average Annual Base Salary plus the average of the highest five Annual Incentive Awards earned in respect of the final ten calendar years of service prior to an executive's retirement.

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives. The regular or alternative form of the SERP benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. SERP benefits under the regular and alternative form can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

                            PERFORMANCE PRESENTATION

     The graph below compares the cumulative return to stockholders for GM Common stock with the Standard & Poor's (S&P) 500 Composite Stock Index and Ford Motor Company and Chrysler Corporation for the last five years. Each line represents an assumed initial investment of $100 on January 1, 1993 and reinvestment of dividends over the period. GM Class H Common Stock was registered under Section 12 of the Exchange Act in late December 1997 and is not shown due to its limited trading history.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                        S&P 500 INDEX, FORD AND CHRYSLER

   Date       GM Common Stock       S&P 500       Ford and Chrysler
   ----       ---------------       -------       -----------------
  1/1/93            100               100                100
  1/1/94            173               110                160
  1/1/95            135               112                146
  1/1/96            174               153                164
  1/1/97            189               188                197
12/31/97            225               251                271

                                   ITEM NO. 2

     The By-laws of the Corporation provide that the selection of independent public accountants by the Audit Committee shall be submitted for ratification by the stockholders at the annual meeting. In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche LLP as independent public accountants for the year 1998 and this selection is being presented to you for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer any questions that you may have.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918. It has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to General Motors at least once every five years. The Audit Committee reviews and approves in advance any instance where the supervising partner responsible for the General Motors account is assigned for more than three years. If you do not ratify the selection of Deloitte & Touche LLP as independent public accountants, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1998 unless the Committee found other good reason for making a change.

     During the 1997 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $72 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1998. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, owner of 102 shares of Common Stock and 4 shares of Class H Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

"RESOLVED: 'That the stockholders of General Motors recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.'

"REASONS: 'The President of the U.S.A. has a term limit, so do Governors of many states.'

'Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.'

'No director should be able to feel that his or her directorship is until retirement.'

'Last year the owners of 21,790,160 shares, representing approximately 4.4% of shares voting, voted FOR this proposal.'

'If you AGREE, please mark your proxy FOR this resolution.' "

THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has carefully reviewed the issue of term limits and has expressed its position in the Board's Corporate Governance Guidelines. As explained in Guideline 11, the Board believes that although term limits may provide some potential benefits, those benefits are outweighed by the disadvantages of "losing the contribution[s] of Directors who have . . . developed, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the board as a whole." Continuity of service permits directors to acquire a depth of knowledge concerning the Corporation that enhances their capability. Term limits could force the untimely exit of good directors and make it more difficult to recruit effective candidates.

     At the same time, the Board believes that a directorship should not be viewed as a lifetime position. To ensure that fresh ideas and viewpoints are available to the Board as necessary, the following practices are followed:

     * Directors are elected each year to hold office only until the next annual meeting or until their successors have been elected and qualified. They are not entitled to automatic renomination for another term. Reviewing candidates for the Board and the overall composition of the Board are continuing responsibilities of the Committee on Director Affairs. In recommending the nominees for election by the stockholders at the annual meeting, the Committee considers many factors including the expertise, experience, reputation, and other personal attributes and qualifications of the incumbents as compared to other potential candidates, as well as the overall needs of the Corporation.

     * Every five years the Committee on Director Affairs conducts a formal review that specifically addresses each Director's continuation on the Board. (Guideline 11)

     * Directors who change the responsibility they held when elected to the Board are asked to submit a letter of resignation, to give the Board, via the Committee on Director Affairs, an opportunity to review the continued appropriateness of Board service. (Guideline 10)

     * The Director Retirement Policy provides that employee directors resign from the Board when they retire as employees at age 65 or earlier. Any other director is generally ineligible for reelection for a term commencing subsequent to his or her 70th birthday. As noted on page iii of this Proxy Statement, Mr. John G. Smale will stand for election as an exception to this policy. (Guideline
12)

     The Board believes that cumulatively these practices provide a beneficial means of ensuring both continuity of service and the opportunity for obtaining fresh viewpoints.

     A copy of the Guidelines is available from the Secretary upon request.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock and 10 shares of Class H Common Stock, Margaret R. Gilbert and John
J. Gilbert, co-trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock, and both representing additional family ownership of 200 shares of Common Stock have given notice that they intend to present for action at the annual meeting the following resolution:

"RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                                    "REASONS

"Continued very strong support along the lines we suggest were shown at the last annual meeting when 28%, an increase over the previous year, 53,176 owners of 138,371,961 shares, were cast in favor of this proposal. The vote against included 81,801 unmarked proxies.

"California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

"The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

"Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

"Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

"In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system of electing directors, and stockholders defeated it, showing stockholders are interested in their rights. Hewlett Packard, a very successful company, also has cumulative voting.

"If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that cumulative voting would threaten to undermine effective Board functioning in at least two respects. First, cumulative voting introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. Second, it is the Board's duty to represent all of the stockholders. To do so, each Director must feel a responsibility toward all the stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than in the interests of all stockholders. At General Motors, all of our stockholders are minority owners, although some stockholders have more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged--compared with all other stockholders.

     A similar proposal for cumulative voting was rejected by General Motors stockholders at the 1997 meeting and on thirteen other occasions. The possibility of factionalism that cumulative voting presents has led to a trend against its adoption. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. The State of California, considered among the most protective of stockholder interests, amended its state laws to permit corporations to repeal cumulative voting in 1989. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Thirteen of General Motors' 15 Board members are independent, non-employee directors and are all nominated for the Board by General Motors' Committee on Director Affairs which consists entirely of independent directors. This guarantees the continued independence of the Board in representing all of the stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     Mr. Brent Blackwelder, 3517 Rodam St. NW, Washington, DC 20008, owner of 40 shares of GM Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following resolution:

                                "GLOBAL WARMING
"WHEREAS:

     "The overwhelming majority of independent, peer-reviewed atmospheric scientists agree that global warming, or climate change, is not hypothetical but a real, existing problem posing serious challenges for modern civilization;

     "The Intergovernmental Panel on Climate Change (IPCC), composed of scientists nominated and reviewed by governments, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way. The IPCC anticipates that climate change will result in:

     "* global warming over the next century exceeding that over the whole last 100 centuries:

     "* (with the World Health Organization) increased spread of infectious diseases, like malaria spreading northward into the United States, and more frequent and deadly heat waves;

     "* sea-level rises, putting 92 million people at risk in low-lying coastal areas, and stronger storm surges, exacerbating the damage from hurricanes and tropical storms;

     "* and a more vigorous hydrological cycle, likely causing stronger precipitation, increased flooding in some areas, greater drought in others, and greater intensity and force of storms.

"WE BELIEVE:

     "Climate change is currently costing the U.S. taxpayers billions of dollars to subsidize fossil fuels through federal appropriations and the Tax Code; advertising which flies in the face of overwhelming scientific evidence harms the company's reputation.

     "British Petroleum has taken leadership among oil companies in recognizing the problem of climate change, saying, 'The time to consider the policy dimensions of climate change is . . . when the possibility cannot be discounted
 . . . We in BP have reached that point.' John Browne, Group Chief Executive, British Petroleum (Stanford, 5/19/97). If a major international oil company is now taking steps to address and reduce climate change, do we want to be left behind?

"RESOLVED: that the shareholders of General Motors request that the Board of Directors make a report (at reasonable costs and omitting proprietary information), available to shareholders by August 1998, on the greenhouse gas emissions from our company's own operations or from its products, including (with dollar amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions and potential liability for damages associated with climate change, and (iii) actions by our company, or by the industry associations to which it pays dues, promoting the view that the issue of climate change is exaggerated or not real."

The following statement was submitted in support of such resolution:

                             "SUPPORTING STATEMENT

     "We believe that General Motors is not only exposing its shareholders to financial risk by continuing to emit greenhouse gases as the problem of climate change become more severe, more widely understood, and more likely to lead to legislation that will penalize greenhouse gas emitters. Furthermore, we believe that our company is incurring costs for advertising and lobbying to suggest that the problem is exaggerated, not real, or too costly to deal with; and thus using our prestige and influence to delay any lessening of climate change. To express your concern about climate change, vote YES."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM recognizes the significant challenges presented by the global climate issue and appreciates that GM, along with other global entities, must take action to address it. The Corporation has a commitment to protecting human health, natural resources, and the global environment. This commitment is expressed in the GM Environmental Principles, which were approved by the GM Board of Directors in 1991, and apply to our operations and products worldwide. These principles provide a disciplined framework for all our employees regarding GM's environmental direction and reflect GM's many years of commitment to environmental stewardship. Information about specific GM initiatives that demonstrate this commitment can be found in the reports referenced below.

     The GM Environmental Health & Safety Report, which is published annually, contains comprehensive environmental performance data, including greenhouse gas emissions. This report follows the Coalition for Environmentally Responsible Economies (CERES) report protocol, which is a standardized format for environmental disclosure. CERES, a non-profit membership organization, is a diverse coalition composed of leading environmental organizations and leaders in the investment community. The GM Environmental Health and Safety Report is publicly available and can be obtained from the Secretary or can be found on the Internet at www.gm.com.

     GM also compiles a voluntary report on annual greenhouse gas emissions and emission reductions and submits it to the U.S. Department of Energy. This report is made in accordance with the Department of Energy's Voluntary Reporting of Greenhouse Gas Emissions under Section 1605(b) of the Energy Policy Act of 1992. GM was the first vehicle manufacturer to make this submittal and has participated in this program since its inception. The report, which is publicly available, demonstrates the progress that GM is making in reducing greenhouse gas emissions.

     GM participates in groups with diverse perspectives to promote understanding and to find common ground on sound public policy approaches. For example, GM is a member of the Climate Task Force of the President's Council on Sustainable Development (PCSD). In this capacity, GM participated in the formation of a set of climate policy principles which represent a consensus statement from industry, environmental, citizen, and state and local leaders. The PCSD Principles call for early action, international commitments, accountability, flexibility, strong measures to encourage technology, and fairness. GM's policy direction with respect to the global climate issue is guided by these PCSD
                                       29

Principles. Thoughtful, measured analysis and action is required because of the global scope and the need for a global response.

     In another cooperative initiative, GM, the World Resources Institute, and other major global companies have joined together to develop public policy solutions addressing the global climate issue. The objective is to reduce the risks of global climate change, while minimizing the disruptions in overall energy availability and protecting the economic health of nations and businesses. On January 12, 1998, GM and the World Resources Institute announced a collaboration that began last year to identify measures to reduce greenhouse gas emissions while protecting the economy.

     We agree that the potential consequences of global climate require responsible actions. For GM, we believe that the key to acting responsibly is technology development, and we are working on new technologies that will enable us to meet our environmental and economic goals. A few of these initiatives include the following:

     * GM is pursuing the development and implementation of new technologies to increase the fuel economy of our vehicles, thus reducing greenhouse gas emissions. Since 1974, we have improved the average fuel economy of new passenger cars and light trucks in the U.S. by approximately 130% and 75%, respectively, with similar improvements in our European vehicles.

     * GM currently has available to the public two electric vehicles that emit no greenhouse gases, the EV1 and the S10 electric pickup truck. GM is continuing the development of electric vehicles, addressing both the technology and market challenges associated with these zero-emission vehicles.

     * In January 1998, GM unveiled four advanced technology vehicles, including a compressed natural gas version of the EV1, two hybrid propulsion system cars, and a fuel cell-powered vehicle. The major investments in these initiatives demonstrate GM's efforts to explore all potential solutions to the global climate issue.

     * GM has joined with the Federal government, Ford, and Chrysler in the Partnership for a New Generation of Vehicles (PNGV). This project is a collaborative effort to reach for a "supercar" by early in the next century. We participate in a similar effort in Europe called EUCAR.

     * GM is also working with major oil companies to develop cleaner fuels for the current fleet of vehicles as well as advanced technology vehicles.

     GM has concluded that there is enough evidence linking global climate change to man-made greenhouse gases to have cause for concern, and we've said so. Having said so, we accept certain responsibilities with respect to our products and manufacturing processes. However, if we act precipitously, the economic costs could go well beyond most people's ability to pay regardless of their commitment to the environment. GM is working toward solutions that both meet market demands and protect the environment. We must be judicious in our actions to ensure that we have identified the most viable technological solutions without disrupting the economic foundation necessary for this development work to continue.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Mark J. Seidenberg, P.O. Box 6102, Woodland Hills, CA 91365, owner of 60 shares of Common Stock and 2 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "The stockowners hereby recommend that the Board of Directors adopt the following policies for all dealings with China and the former Soviet Union:

     "1. Goods or services produced in whole or part by slave or forced labor shall not be acceptable for delivery to the corporation, its subsidiaries, affiliates, or joint ventures. A suitable certificate of origin shall be required.

     "2. Goods provided by the corporation, its subsidiaries, affiliates, or joint ventures shall not be sold to or otherwise provided to any facility utilizing slave or forced labor. A suitable certificate of use shall be required.

     "3. The right of on-site inspection to determine the existence of slave or forced labor shall be vigorously pursued.

     "4. The corporation shall cooperate promptly, energetically, and fully with the United States government and any international organization in their laws or policies to discourage the use of slave or forced labor.

     "For purposes of this resolution, the term 'former Soviet Union' shall mean the countries of, and any combination thereof, Russia, Ukraine, Kazakhstan, Georgia, Armenia, Azerbaijan, Uzbekistan, Belarus (Byelorussia), Kyrgyzstan (Kirghizia), Moldova (Moldavia), Tajikistan (Tadzhikistan), and Turkmenistan (Turkmenia)."

The following statement was submitted in support of such resolution:

"Supporting Statement:

     "The outrageous arrest and jailing of American Harry Wu by the Chinese Communist regime put the spotlight again on the immense Chinese 'laogai' forced labor system. Mr. Wu has exposed this hideous system for years.

     "Slave and forced labor are widespread in China and, to a lesser extent, in the former Soviet Union. China's 1100 laogai camps and factories include about 8,000,000 slave and forced laborers, and the gulags of the former Soviet Union have not been eliminated.

     "These slave and forced labor facilities produce a wide range of products, including sophisticated machinery and electronics, and much of it is intended for export. This vast problem has prompted the state of California to pass a law refusing to buy slave-made goods from overseas.

     "GM has billion dollar deals with China and the former Soviet Union. In China GM has a $1.6 billion joint venture with a Chinese government company to produce 100,000 Buicks per year in Shanghai; a $100 million joint venture with another Chinese company to produce S-10 trucks; a $40 million deal for 5 technology training institutes; $250 million in investments by GM's Delphi Automotive Systems; and major deals with GM Hughes to provide satellites and communication services. GM lobbied for Chinese most-favored-nation status despite the $40 billion annual U.S.-China trade deficit. In the former Soviet Union, GM has established a joint venture to produce 10,000 Chevrolet Blazers per year with the expectation of growing to 45,000 per year by the end of 1998.

     "Current U.S. law does not cover the billions of dollars of GM activities overseas for use or sale overseas. It also does not prohibit the sale of goods to slave labor facilities overseas.

     "I think GM can do without slave labor. If you can imagine any convincing argument against this policy, I can't. But, believe me, GM's board will think of something. Please read the board's argument thoroughly to see if it has any substance, and then vote with your best judgment."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors opposes the use of slave or forced labor and does not knowingly enter into agreements with parties who use such practices. As confirmation of this position, in 1993 GM Worldwide Purchasing adopted a policy of refusing to purchase goods produced with slave or forced labor--thereby addressing the principal concern of this proposal, which is the purchase of goods from entities using slave or forced labor in the People's Republic of China and the former Soviet Union.

     Compliance procedures are in place supporting this policy. For example, through its supplier development process, Worldwide Purchasing representatives normally visit the production facilities of potential suppliers. These visits give the GM representatives the opportunity to observe the workforce and interview management. Any observations on GM's part or responses by supplier management that indicate the possible use of slave or forced labor will prompt further review of the relationship. Further, GM requests for quotes and purchase orders now include a clause, for any goods to be imported into the U.S. by GM or a GM-controlled affiliate, that the seller represents that goods purchased under this order were not produced with forced labor (as defined in 19 U.S.C. 1307) either by the seller or the seller's suppliers. Finally, the Customs Section of the GM Tax Staff monitors publications by the U.S. Customs Service which may identify companies using slave or forced labor and notifies Worldwide Purchasing if any GM suppliers are so identified. Worldwide Purchasing would then take appropriate action, including terminating any current orders with such suppliers unless the supplier takes immediate remedial action to GM's satisfaction. Because of this policy and related procedures, the Board of Directors does not consider it necessary or effective to adopt further policies to address this issue.

     More broadly, given the global society in which GM operates, the Board of Directors also believes international business and trade dealings in compliance with relevant laws can provide an avenue of growth and prosperity for the Corporation. Furthermore, business dealings in the People's Republic of China and the former Soviet Union by GM and other U.S. corporations can have a positive impact on the well being of the people of those countries.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     Lee Krimm, 23701 Nadir Street, West Hills, CA 913043019, owner of 49 shares of Class H Common Stock has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED: General Motors shareholders request the Board of Directors take the necessary steps to amend the company's governing instruments, including the corporate by-laws, to limit the outside board memberships of GM directors. This includes the requirement that changing these limits on outside board memberships can be instituted only with a majority vote of shareholders as a separate issue."

The following statement was submitted in support of such resolution:

     "This board limit is the standard issued by the National Association of Corporate Directors:

     "1) Employed directors should sit on no more than 3 boards.

     "2) Retired directors should sit on no more than 6 boards.

     "This limit responds to key points in the Business Week December 8, 1997 cover story. 'The Best & the Worst Boards'

     "1) GM has overextended directors.

     "2) GM's Ann McLaughlin has 13 board seats--stretched too thin?

     "3) The best boards continue to raise the bar, convinced that a stronger board can only help improve competitiveness.

     "4) After a decade in which seemingly strong companies stumbled--including
         General Motors--corporate governance experts are now focused on stopping corporate downfalls before they happen.

     "5) Business Week measured director quality by awarding points if fully employed directors sit on no more than 3 corporate boards and retired directors sit on no more than 6 boards.

     "Limits are particularly important for GM Directors because:

     "1) Outside GM directors have limited experience in key areas of GM business--automotive and aerospace.

     "2) GM directors have extensive responsibilities as trustees, directors and chairpersons for outside foundations, universities, institutions and professional organizations.

     "3) GM is engaged in an extremely complex transactions such as the Hughes
         Electronics sell-off. The mere summation of this complex transaction given to shareholders was 300 pages of technical language.

     "Issues requiring heightened GM board attention include these news reports:

     "GM stock fell as analysts focused on the decline in profitability at its Delphi auto parts division. Analysts concluded that Delphi was less likely to be partly spun off soon.

                     New York Times     October 15, 1997

     "Hughes DIRECTV growth is flat, said Paine Webber Securities analyst John Modzelewski.

                     USA Today          October 21, 1997

     "GM Hires Whitewater prosecutor Kenneth Starr's firm to argue against whistleblowers to the U.S. Supreme Court.

                     USA Today          October 6, 1997

     "Pickups and sport-utility vehicles are particularly deadly when they hit cars in the side because they are higher and more likely to hit car occupants in the head and chest.

                     New York Times     September 24, 1997

     "GM Class H Shareholders sue GM for cheating them out of the 20% premium they were promised if GM sold any or all of Hughes Electronics.

                     Detroit News       February 25, 1997

        "For the best GM board to give detail attention to these issues:

                            "LIMIT BOARD MEMBERSHIPS
                                   "YES ON 7
                          "---End of Resolution - - -"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board believes that each of the General Motors directors is fully committed to doing whatever is necessary, including spending sufficient time, to fulfill his or her fiduciary obligations to its stockholders.

     GM Board's Corporate Governance Guideline concerning Board membership criteria (No. 1) makes the Board's Committee on Director Affairs responsible for annually reviewing with the Board the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board. This assessment considers issues of diversity, age, skills such as understanding of manufacturing technologies, international background, etc. -- to determine the current needs of the Board. In addition, before recommending Director candidates to the Board, the Committee examines each individual's ability to devote the time required to be an effective representative of the stockholders. This review includes evaluating the demands on the potential nominees' time from present employment as well as service on other boards. The Committee recommends only those candidates fully able to meet the necessary commitment to GM and its stockholders. In addition, under the GM Board's Corporate Governance Guideline No. 10, independent Directors must advise the Chairman of the Board and the Chairman of the Committee on Director Affairs in advance of accepting an invitation to serve on another board.

     Finally, the Board believes that the experience Directors gain by serving on other boards is an asset, not a liability, to General Motors. By limiting the number of other corporations' boards on which a GM Director can serve (even though this proposal does not specify a number), this proposal would limit the pool of candidates who could serve on the Board and could reduce the diversity of experience of members of the Board. Moreover, General Motors and its stockholders could lose the experience and knowledge of valuable Directors if they fail to resign from a requisite number of other boards. The Corporation and its stockholders are best served through the Board and the Committee on Director Affairs
                                       34
continuing to consider each person's ability to devote sufficient time to Board matters on an individual basis rather than according to an arbitrary, inflexible rule.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and the directors, officers, and employees of GM may also solicit proxies by telephone, telegram, or personal contact. These persons will not receive any additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any such matter which would be presented for action at the meeting.

     IF YOU ARE GOING TO VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. HOWEVER, YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE GOING TO VOTE YOUR PROXY BY TELEPHONE OR THE INTERNET, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                         By order of the Board of Directors,

                                         NANCY E. POLIS, Secretary

April 20, 1998

--------------------------------------------------------------------------------
RESULTS OF THE ANNUAL MEETING

    The results of the voting at the annual meeting will be provided to all stockholders. To obtain a transcript of the meeting, stockholders should write to General Motors Corporation, Mail Code 482-111-238, General Motors Building, Detroit, Michigan 48202.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ENVIRONMENTAL, HEALTH & SAFETY REPORT

    If you would like a copy of the General Motors Environmental, Health & Safety Report, you may obtain it by writing to General Motors Corporation,
Mail Code 482-111-239, General Motors Building, Detroit, Michigan 48202 or on GM's Internet site, www.gm.com. This report provides information on the environmental aspects of GM's products and operations.
--------------------------------------------------------------------------------

LOGO

IMPORTANT!
    If you are going to vote by mail, you are en-couraged to specify your choices by marking the appropriate boxes on the enclosed proxy. How-ever, if you wish to vote in accordance with the Board of Directors' recommendations, it is not necessary to mark any boxes. Merely sign, date and return the proxy in the enclosed envelope.

LOGO Printed on recycled paper

 GM     GENERAL MOTORS CORPORATION
----    PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  MONDAY, JUNE 1, 1998, 10:00 A.M. LOCAL TIME

   The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, and
J. Michael Losh and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher III,
G. M. C. Fisher, K. Katen, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce,
E. Pfeiffer, J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone,
T. H. Wyman), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1998 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

   This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

TO VOTE BY TELEPHONE / INTERNET -- SEE ENCLOSED INSTRUCTIONS.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-7

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/ VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK AND CLASS H COMMON STOCK.

--------------------------------------------------------------------------------
              TO VOTE BY TELEPHONE / INTERNET -- SEE INSTRUCTIONS.


This proxy/voting instruction card will be voted
"AGAINST" Items 3-7 if no choice is specified.

                        FOR    AGAINST  ABSTAIN

 3.  Stockholder        / /      / /      / /
     proposal
     to limit
     director
     service

 4.  Stockholder        / /      / /      / /
     proposal on
     cumulative
     voting

 5.  Stockholder        / /      / /      / /
     proposal on
     greenhouse
     gas emissions

 6.  Stockholder        / /      / /      / /
     proposal
     dealing with
     China and
     former Soviet
     Union

 7.  Stockholder        / /      / /      / /
     proposal
     limiting
     board
     memberships

--------------------------------------------------------------------------------
SIGNATURE(S)                                                        DATE
         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

 GM     GENERAL MOTORS CORPORATION
----    PROXY/VOTING INSTRUCTION CARD                                COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  MONDAY, JUNE 1, 1998, 10:00 A.M. LOCAL TIME

   The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, and
J. Michael Losh and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher III, G. M. C. Fisher, K. Katen,
J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale,
J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1998 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

   This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.                                                     COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-7

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/ VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON
STOCK.

--------------------------------------------------------------------------------

This proxy/voting instruction card will be voted
"AGAINST" Items 3-7 if no choice is specified.

                        FOR    AGAINST  ABSTAIN

 3.  Stockholder        / /      / /      / /
     proposal
     to limit
     director
     service

 4.  Stockholder        / /      / /      / /
     proposal on
     cumulative
     voting

 5.  Stockholder        / /      / /      / /
     proposal on
     greenhouse
     gas emissions

 6.  Stockholder        / /      / /      / /
     proposal
     dealing with
     China and
     former Soviet
     Union

 7.  Stockholder        / /      / /      / /
     proposal
     limiting
     board
     memberships

--------------------------------------------------------------------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.


Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

 GM     GENERAL MOTORS CORPORATION
----    PROXY/VOTING INSTRUCTION CARD                                CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  MONDAY, JUNE 1, 1998, 10:00 A.M. LOCAL TIME

   The undersigned authorizes John F. Smith, Jr., Harry J. Pearce, and
J. Michael Losh and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher III, G. M. C. Fisher, K. Katen,
J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale,
J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters which may come before the 1998 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

   This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.                                                     CLASS H

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-7

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                                 FOR     WITHHELD

1. Election of Directors         / /       / /


   ----------------------------------------
   For, except vote withheld from the above nominee(s):

                        FOR    AGAINST  ABSTAIN

2. Ratify selection     / /      / /      / /
   of Independent
   Accountants


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF CLASS H COMMON STOCK.

--------------------------------------------------------------------------------

This proxy/voting instruction card will be voted
"AGAINST" Items 3-7 if no choice is specified.

                        FOR    AGAINST  ABSTAIN

 3.  Stockholder        / /      / /      / /
     proposal
     to limit
     director
     service

 4.  Stockholder        / /      / /      / /
     proposal on
     cumulative
     voting

 5.  Stockholder        / /      / /      / /
     proposal on
     greenhouse
     gas emissions

 6.  Stockholder        / /      / /      / /
     proposal
     dealing with
     China and
     former Soviet
     Union

 7.  Stockholder        / /      / /      / /
     proposal
     limiting
     board
     memberships

--------------------------------------------------------------------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.


Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

                         VOTE BY TELEPHONE OR INTERNET
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE PROXY COMMITTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE:             THERE IS NO CHARGE TO YOU FOR THIS CALL
                             CALL TOLL FREE * ON A TOUCH-TONE TELEPHONE
                                       1-888-457-2961 ANYTIME.

                   YOU WILL BE ASKED TO ENTER THE 13-DIGIT CONTROL NUMBER LOCATED ABOVE YOUR NAME AND ADDRESS ON THE PROXY/VOTING INSTRUCTION CARD.

Option A:          To vote as the Board of Directors recommends on ALL items, press 1.

Option B:          If you choose to vote on each item separately, press 0.
                   You will hear these instructions:

                   Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FROM
                           ALL nominees, press 9.
                           To WITHHOLD FROM AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Nominees:          (01) P. N. Barnevik; (02) J. H. Bryan; (03) T. E. Everhart;
                   (04) C. T. FisherIII; (05) G. M. C. Fisher; (06) K. Katen;
                   (07) J. W. Marriott, Jr.; (08) A. D. McLaughlin;
                   (09) H. J. Pearce; (10) E. Pfeiffer; (11) J. G. Smale;
                   (12) J. F. Smith, Jr.; (13) L. W. Sullivan;
                   (14) D. Weatherstone; (15) T. H. Wyman.

                   Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN,
                           press 0. The instructions are the same for all remaining items to be voted.

                   When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:  THE WEB ADDRESS IS http://gm.proxyvoting.com

                            THANK YOU FOR VOTING